AMENDMENT TO CONSULTING AGREEMENT

Amendment, dated as of March 14, 2005 by and between Accoona Corp., a Delaware corporation ("Company"), and S.P.B.D. Consulting Corp., a New York corporation ("Consulting Firm")

WITNESSETH:

WHEREAS, Company and Consulting Firm are parties to a Consulting Agreement (as amended to date, the "Consulting Agreement").

WHEREAS, the Consulting Agreement provides for the Services (as defined in the Consulting Agreement) to be provided by Armand Rousso ('Consultant") or such other persons as Consulting Firm may designate; and

WHEREAS, the compensation currently being paid by the Company to Consulting Firm is based primarily upon Consulting Firm receiving the services of Consultant, but the Company is in addition also receiving the services of the persons listed on Schedule A, annexed hereto (the "Advisors").

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound, hereby agree as follows:

1. In addition to the services of Consultant, Consulting Firm shall also, so long as it and Company mutually so agree, provide the services of each of the Advisors. The Advisors shall perform their Consulting Services primarily at the offices of Consulting Firm.

2. As consideration for Consulting Firm's rendering the Services through the person of the Consultant, Company shall pay to Consulting Firm throughout the Consulting Period (as defined in the Consulting Agreement), a fee of $31,500 per month, payable monthly in advance on the 1st day of each month, pro rated for any partial month. In consideration of the services of each of the Advisors, Company shall pay to Consulting Firm the aggregate additional amounts set forth on a monthly pro rated basis as set forth opposite each of said persons' names on Schedule A.

3. All payments to Consulting Firm pursuant to this Amendment shall be made without any deduction or withholding for taxes, including for income taxes, social security and unemployment taxes.

4. Except as specifically amended hereby, the Consulting Agreement shall continue in full force and effect unmodified and the parties hereby reaffirm the same.

IN WITNESS WHEREOF, this Amendment has been executed by and on behalf of the parties hereto to become effective as of the day and year first above written.

ACCOONA CORP.

By: /s/ Stuart S. Kauder
Stuart S. Kauder
Chief Executive Officer

S.P.B.D. CONSULTING CORP.

By: [signature]
Armand Rousso
Chief Executive Officer/ Chairman